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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report — March 14, 2003
(Date of earliest event reported)

PENN NATIONAL GAMING, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-24206 (Commission File Number)	23-2234473 (IRS Employer Identification Number)
825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA (Address of principal executive offices)	19610 (Zip Code)

Area Code (610) 373-2400 (Registrant's telephone number)

Item 7. Financial Statements and Exhibits.

        (c)    Exhibits

          99.1    Press Release issued by Penn National, dated March 14, 2003.

Item 9. Other Events.

        Penn National Gaming, Inc. ("Penn National") hosted a conference call on March 14, 2003 in which it reviewed its 2003 first quarter and full year financial guidance targets provided in its press release of the same date, a copy of which is included as Exhibit 99.1 attached to this current report on Form 8-K and incorporated herein by reference. Penn National also reviewed its underlying assumptions for depreciation, interest expense, capital expenditures, tax rates, shares outstanding and free cash flow in more than ordinary detail to provide additional clarification of the guidance contained in Penn National's press release. To fulfill the undertaking made in its conference call, Penn National has outlined below the additional assumptions underlying its guidance that were identified and discussed in the conference call.

1.
General assumptions:

a.
Effective date of the acquisition of Hollywood Casino Corporation: March 3, 2003

b.
$800 million senior secured credit facility: structural outline:

i.
$100 million revolving credit facility: no take-downs to date

ii.
$100 million Term Loan A Facility: 5 years straight line amortization ($20 million per year); interest accruing initially at LIBOR plus 325 basis points

iii.
$600 million Term Loan B Facility: 6 years of amortization of 1% or $6 million per year; interest accruing initially at LIBOR plus 400 basis points

c.
Interest rate adjustments per facility pricing grid: If total debt drops below 2.5x EBITDA, then the interest rates on the Revolving Credit, Term Loan A and Term Loan B Facilities are immediately reduced by 50 basis points and 25 basis points, respectively.

d.
Assumed interest rate swaps on senior secured credit facility: $375 million total, comprised of $175 million fixed for 2 years and $200 million fixed for 3 years.

e.
Charlestown construction is behind schedule by one month due to the weather; current expectations are for completion in July 2003.

2.
Assumptions concerning items of depreciation, interest expense and amortization:

a.
Depreciation assumed for 2003 is $74.5 million, of which $8.9 million is attributable to Shreveport. This represents 12 months of depreciation for the business that existed prior to the Hollywood acquisition and 10 months of depreciation for Hollywood. The assumed annualized run rate for depreciation after 2003 project and maintenance capital expenditures totals $83.5 million, of which $10.9 million is attributable to Shreveport.

b.
Interest expense assumed for 2003 without Shreveport is $77.9 million, of which $14.3 million is accrued in the first quarter excluding charges for extinguishment of debt and final swap mark to market (which will cost about $.024 per share in the first quarter of 2003), based on the following additional assumptions:

i.
Senior secured credit facility bank premium: $100 million bearing interest at LIBOR plus 3.25%; $600 million bearing interest at LIBOR plus 4.00%

ii.
LIBOR: Variable $325 million at 1.35%

    iii.
    Swaps: $200 million bearing interest at 2.4%; $175 million bearing interest at 1.9%

    iv.
    Revolving credit facility commitment fee: $96 million at 0.625%

    v.
    Letters of credit fee: $4 million at 3.0%

    vi.
    Interest on 11-1/8% senior subordinated notes: $200 million at 11.125%

    vii.
    Interest on 8-7/8% senior subordinated notes: $175 million at 8.875%

    viii.
    Deferred financing fees on senior secured credit facility: $793,000 per quarter

    ix.
    Deferred financing fees on subordinated debt: $385,000 per quarter

    x.
    Swap amortization: $595,000 per quarter through 2003 and $63,000 per quarter for first two quarters of 2004

    xi.
    Capitalized interest is assumed to $216,000, including $54,000 for the first quarter.

    xii.
    Based upon the foregoing assumptions, the annualized interest expense is $82.5 million (excluding swaps).

    xiii.
    Cash interest expense for the year 2003 is $77.4 million and for the first quarter of 2003 is $25.5 million. Annualized cash interest is $77.9 million (which excludes deferred financing fees and maturing swaps).

  c.
  Shreveport interest expense assumed for 2003 is $22.3 million, of which $2.2 million is accrued in the first quarter. Annualized total interest expense is $26.8 million.

  i.
  Secured debt: $189 million at 13% or $20.5 million for the year 2003 and $24.6 million annualized

  ii.
  Contingent interest accrued: $953,000 for the year 2003 and $1.1 million annualized

  iii.
  Amortization of financing fees and premium: $275,000 per quarter

  iv.
  Cash interest expense for the year: $12.3 million; cash interest expense for the first quarter of 2003: $0. Annualized cash interest is $24.6 million (which excludes deferred financing fees).

  d.
  Loss on disposal of assets for the year 2003 is assumed to be $2.0 million, of which and $900,000 is assumed for the first quarter of 2003. The loss relates to the track option, slot machines retired early, other assets removed before useful life (carpet and kitchen equipment, etc.).

  e.
  Assumed interest income of $1.4 million is primarily $1.2 million from NJ joint venture.

3.
Capital expenditures assumed for 2003 include the following:

a.
Maintenance capital expenditures for 2003: $30.0 million for the year 2003, of which $9.0 million is attributable to the first quarter. This represents 10 months of such expenditures for Hollywood's business and 12 months of such expenditures for the business that existed prior to the Hollywood acquisition. This expenditure includes the completion of rooms remodeling at Tunica.

b.
Maintenance capital expenditures for Shreveport included above: $2.4 million for the year 2003, of which $700,000 is attributable to the first quarter.

c.
Project capital expenditures: total is $58.6 million for the year 2003, of which $7.5 million is attributable to the first quarter as follows:

i.
Charlestown: $24 million for the year, including $5.2 million in the first quarter

    ii.
    Land lease items, including Bullwhackers land lease, Boomtown barge movement, other land lease acquisitions, etc.: $30 million for the year. Timing on this portion is extremely fluid.

    iii.
    Bullwhackers: $4.0 million for the year, including $1.6 million in the first quarter

    iv.
    Other immaterial items totaling $600,000 for the year

4.
Tax rate is assumed to be 38% for 2003 although we are currently hopeful of reducing this to mid 37% level.

a.
Tax—Effect of net operating loss (NOL) from Hollywood and transaction costs which are deductible immediately. Current year cash tax is estimated at $2.2 million with NOL carry forwards totaling $87 million in 2004 and beyond, although these will be limited to approximately $15 million per year in deductions or $5.3 million in tax credits through 2008.

5.
Estimated fully diluted shares outstanding for the first quarter of 2003 is 41.4 million and the estimated year-end average fully diluted shares outstanding is 41.6 million, with a fourth quarter total of 41.7 million.

6.
Free cash flow generated is projected to be as follows (in millions):

a. EBITDA	$240.0
b. Cash Interest	-77.4
c. Cash Taxes	-2.2
d. Maintenance Capital Expenditures	-27.6

e. Free Cash before Project Capital Expenditures	$132.8

        In addition to historical facts or statements of current condition, this current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of these statements include those regarding the financial and operational effects and prospects of Penn National's acquisition of Hollywood Casino Corporation, its expectations of favorable regulatory developments in certain jurisdictions in which it operates, its prospects for future growth and its optimism in light of current economic conditions. These statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and the actual results to differ materially. Penn National describes certain of these risks and uncertainties in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001. Some of these risks include those relating to the ability of Penn National to integrate and manage facilities it acquires, risks relating to the development and expansion of properties, risks of increased competition and risks relating to the fact that Penn National is heavily regulated by gaming authorities. Penn National does not intend to update publicly any forward-looking statements except as required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

SIGNATURES

        Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 17, 2003	PENN NATIONAL GAMING, INC.
	By:	/s/ ROBERT S. IPPOLITO Robert S. Ippolito Vice President, Secretary and Treasurer

PENN NATIONAL GAMING, INC.
CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release issued by Penn National, dated March 14, 2003.

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SIGNATURES
PENN NATIONAL GAMING, INC. CURRENT REPORT ON FORM 8-K EXHIBIT INDEX